As filed with the Securities and Exchange Commission on March 10, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dianthus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-0724163
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7 Times Square, 43rd Floor

New York, NY 10036

(929) 999-4055

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan Savitz

EVP, Chief Financial Officer and Chief Business Officer

Dianthus Therapeutics, Inc.

7 Times Square, 43rd Floor

New York, NY 10036

(929) 999-4055

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ryan A. Murr Branden C. Berns Melanie E. Neary Gibson, Dunn & Crutcher LLP One Embarcadero Center, Suite 2600 San Francisco, CA 94111 (415) 393-8200	Adam M. Veness, Esq. SVP, General Counsel and Secretary Dianthus Therapeutics, Inc. 7 Times Square, 43rd Floor New York, NY 10036 (929) 999-4055

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-293014

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Dianthus Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-293014) (the “Prior Registration Statement”), which the Registrant filed with the Commission on January 28, 2026, and which the Commission declared effective on January 30, 2026.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Registrant by a proposed aggregate offering price of $120,000,000, which includes shares that may be sold by the Registrant in the event the underwriters exercise their option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith or incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-3 (File No. 333-293014) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Gibson, Dunn & Crutcher LLP (incorporated by reference to Exhibit 5.1 to the Prior Registration Statement).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Gibson, Dunn & Crutcher LLP (see Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 10, 2026.

Dianthus Therapeutics, Inc.

By:	/s/ Ryan Savitz
Ryan Savitz
EVP, Chief Financial Officer and
Chief Business Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Marino Garcia Marino Garcia	President, Chief Executive Officer and Director (Principal Executive Officer)	March 10, 2026

/s/ Ryan Savitz Ryan Savitz	EVP, Chief Financial Officer and Chief Business Officer (Principal Financial Officer)	March 10, 2026

/s/ Edward Carr* Edward Carr	Chief Accounting Officer (Principal Accounting Officer)	March 10, 2026

/s/ Alison F. Lawton* Alison F. Lawton	Director and Chair of the Board	March 10, 2026

/s/ Sujay Kango* Sujay Kango	Director	March 10, 2026

/s/ Anne McGeorge* Anne McGeorge	Director	March 10, 2026

/s/ Simon Read, Ph.D.* Simon Read, Ph.D.	Director	March 10, 2026

/s/ Steven Romano, M.D.* Steven Romano, M.D.	Director	March 10, 2026

/s/ Paula Soteropoulos* Paula Soteropoulos	Director	March 10, 2026

/s/ Jonathan Violin, Ph.D.* Jonathan Violin, Ph.D.	Director	March 10, 2026

*By:	/s/ Ryan Savitz
Ryan Savitz
Attorney-in-fact